UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2020 (February 16, 2020)

DEAN FOODS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2020, Dean Foods Company, a company organized under the laws of the State of Delaware (the “Company”), and certain of the Company’s subsidiaries (together, with the Company, the “Sellers” or the “Debtors”) agreed to enter into an Asset Purchase Agreement (the “APA”) with Dairy Farmers of America, Inc., a cooperative organized and existing under the laws of the State of Kansas (the “Buyer”), pursuant to which, subject to the conditions described below, Buyer agrees to purchase certain assets (the “Asset Sale”) from the Sellers. In connection with the proposed execution of the APA, the Debtors have sought authorization from the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) in the Debtors’ Chapter 11 cases (In re Southern Foods Groups, LLC, et al., Case No. 19-36313 DRJ (jointly administered) (the “Chapter 11 Cases”)), pursuant to a motion entered as Docket No. 925 in the Chapter 11 Cases (“Docket 925”), to enter into the APA (which is filed at Docket No. 935 in the Chapter 11 Cases) and the Asset Sale with the Buyer.

The following description is a summary of the material terms of the APA.

•	Purchase Price. At the closing, Buyer will pay the Sellers US$425 million, minus the amount of cure costs payable to Buyer or its subsidiaries associated with Buyer contracts being assumed and assigned to Buyer pursuant to section 365 of the Bankruptcy Code in conjunction with the transaction. The Sellers may also receive a pro-rata reduction in administrative claims held by Buyer up to US$62.5 million in the event that other holders of administrative claims agree to defer, waive or subordinate their claims. The purchase price is subject to a potential adjustment with respect to assumed indebtedness and any deviations between target and closing date net working capital amounts. A portion of the cash consideration to be delivered by Buyer at closing will be subject to a short term escrow arrangement to secure the Sellers’ obligations in connection with the post-closing purchase price adjustment or the customer claims indemnity referenced below.

•	Asset Sale. Buyer will acquire 44 of the Debtors’ 57 fluid and frozen facilities (the “Acquired Facilities”), plus certain related real estate, inventory, equipment, assigned contracts, permits and other assets necessary to operate such facilities and certain other real estate and assets as set forth in the APA (together with the Acquired Facilities, the “Assets”). The Debtors’ will retain certain facilities and associated real estate, inventory, equipment, contracts, permits and assets and will additionally retain the proceeds with respect to certain of the Debtors’ accounts receivable.

•	Assumed Liabilities. Buyer will assume select employee liabilities, utility payables, customer rebates for the Acquired Facilities and certain other liabilities, all as set forth in the APA.

Docket 925 and other documents related to the Chapter 11 Cases are available on a separate website administered by the Debtors’ claims agent, Epiq Bankruptcy Solutions, LLC, at https://dm.epiq11.com/SouthernFoods.

As the proposed “stalking horse” bidder of the Assets in the auction of the Assets under Section 363 of the Bankruptcy Code (the “Auction”), Buyer’s offer to purchase the Assets, as set forth in the APA and to the extent approved by the Bankruptcy Court, would be the standard against which any other bids to purchase any or all of the Assets would be evaluated.

The consummation of the Asset Sale is subject to Buyer being selected as the winning bidder at the Auction, the performance of each party’s obligations under the APA, the Bankruptcy Court’s authorization and approval of the Asset Sale and certain other conditions precedent as specified in the APA. In connection with Buyer’s acquisition of the Assets, the parties will make certain required filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the transaction is conditioned upon the expiration or early termination of the applicable waiting period thereunder. The APA is not conditioned upon Buyer’s receipt of debt financing. Subject to Bankruptcy Court approval, the APA provides for (i) reimbursement of certain expenses incurred by Buyer up to a US$8,000,000 cap and (ii) a break-up fee in the amount of US$15,000,000, both of which may be payable to Buyer if the APA is terminated under certain circumstances specified in the APA.

The APA contains customary representations, warranties and covenants of the parties thereto. Sellers have also made various customary covenants in the APA, including, among others, an agreement to operate the Acquired Facilities and other Assets in the ordinary course of business in all material respects between the execution of the APA and the closing date of the APA (the “Closing”). The Sellers have agreed to indemnify Buyer for six months following the Closing in respect of certain customer claims arising from pre-Closing sales on the terms and conditions set forth in the APA. None of the representations, warranties or pre-Closing covenants contained in the APA survive the Closing and, except for the indemnification obligations referenced in the previous sentence, neither party is providing an indemnity with respect to their respective representations, warranties or covenants in the APA.

The APA may be terminated under various circumstances set forth therein, including by either party as of June 1, 2020, if the Closing has not occurred as of such time. The APA may additionally be terminated by the Sellers if they enter into a definitive agreement providing for a superior proposal under certain conditions. Buyer shall make a good faith deposit of US$30 million within five (5) business days of the Bankruptcy Court’s approval of the APA. The Sellers shall be entitled to retain such deposit if the Sellers terminate the APA due to Buyer’s breach or failure to close when required.

Pursuant to the APA, at the Closing the parties will enter into certain intellectual property license agreements. In addition, the parties will enter into a transition services agreement pursuant to which certain specified transition services will be provided for a mutually agreed upon period following the Closing.

The foregoing summary of the APA has been included to provide investors and security holders with information regarding the terms of the APA and is qualified in its entirety by the terms and conditions of the APA, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference. It is not intended to provide any other factual information about the Sellers, Buyer, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the APA have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties to the APA. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the APA which may differ from what may be viewed as material by investors, and (iii) have been included in the APA for the purpose of allocating risk between the contracting parties rather than establishing matters of facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in the Sellers’ public disclosures.

A copy of the press release announcing entry into the APA is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing information that was previously provided to certain of the Company’s creditors (the “Cleansing Material”). A copy of the Cleansing Material is attached hereto as Exhibit 99.2. The Cleansing Material contains all confidential information delivered to such creditors that constituted material non-public information regarding the Company.

The information contained in this Item 7.01 and Exhibits 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this Form 8-K are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I — Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 as well as the additional factors included below. You should carefully consider the risks and uncertainties described under these sections.

A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance, including but not limited to:

•	our ability to continue as a going concern;

•

our ability to successfully consummate the planned sale of the business pursuant to Section 363 of the Bankruptcy Code to any potential acquirer through an auction process in Chapter 11 and if consummated, to obtain an adequate price;

•	our ability to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy;

•	the effects of the Chapter 11 Cases on us and on the interests of various constituents;

•	bankruptcy court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;

•	the length of time the Company will operate under the Chapter 11 Cases;

•	risks associated with third-party motions in the Chapter 11 Cases;

•	the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;

•	increased legal and other professional costs necessary to execute our reorganization;

•	the conditions to which our debtor-in-possession financing is subject, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;

•	the consequences of the acceleration of our debt obligations;

•	employee attrition and our ability to retain senior management and key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 Cases;

•	our ability to comply with the restrictions imposed by our DIP Credit Agreement, our Receivables Securitization Facility and other financing arrangements;

•	the likely cancellation of our common stock in the Chapter 11 Cases;

•	the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases;

•	the diversion of management’s attention as a result of the Chapter 11 Cases; and

•	volatility of our financial results as a result of the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of February 16, 2020, by and among Dean Foods Company, its subsidiaries identified therein, and Dairy Farmers of America, Inc.*
99.1	Press Release announcing entry into Asset Purchase Agreement
99.2	Cleansing Materials
104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020

DEAN FOODS COMPANY.

By:	/s/ Kristy N. Waterman
Kristy N. Waterman
Senior Vice President, General Counsel